Exhibit 23


                       Consent of Independent Accountants

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-63191) of Hanger Orthopedic Group, Inc. and Subsidiaries of our report dated March 12, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




PRICEWATERHOUSECOOPERS LLP



McLean, Virginia
March 28, 2002